Exhibit 99.8

EXECUTION COPY

Lock-Up Agreement

Date: June 9, 2021

CANACCORD GENUITY LLC

STIFEL, NICOLAUS & COMPANY, INCORPORATED

As Representatives of the several Underwriters named

in the Underwriting Agreement

c/o Canaccord Genuity LLC

99 High Street

Boston, Massachusetts 02110

c/o Stifel, Nicolaus & Company, Incorporated

787 Seventh Avenue, 12th Floor

New York, New York 10019

Ladies and Gentlemen:

As an inducement to Canaccord Genuity LLC and Stifel, Nicolaus & Company, Incorporated to execute an underwriting agreement (the “Underwriting Agreement”) in their capacity as representatives for the several underwriters named in Schedule I thereto (the “Representatives”) providing for a public offering (the “Offering”) of common stock, par value $0.0001 per share (the “Common Stock”), of PLBY Group, Inc., a Delaware corporation, and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that without, in each case, the prior written consent of the Representatives, during the period specified in the second succeeding paragraph (the “Lock-Up Period”), the undersigned will not: (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock (the “Undersigned’s Securities”); (2) enter into any swap or other agreement (including without limitation any short sale) that transfers to another, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clauses (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock; provided, that nothing herein shall prohibit or restrict the Company from making any amendments, supplements or other filings with respect to any existing effective registration statement covering the resale or other distribution of the Undersigned’s Securities, it being understood that any such amendments, supplements or other filings shall not be for the registration of additional securities of the undersigned and the restrictions of this Lock-Up Agreement shall otherwise apply to the Undersigned’s Securities registered on such effective registration statement(s); and provided further, that nothing herein shall prohibit or restrict the undersigned from making any demand for, or exercise any right with respect to, the registration of any of the Undersigned’s Securities with respect to any confidential or non-public submission for registration so long as (a) no public announcement of such demand or exercise of rights is made; (b) no such confidential or non-public submission shall become publicly available during the Lock-Up Period; and (c) no such registration shall become effective during the Lock-Up Period; or (4) publicly disclose the intention to do any of the foregoing during the Lock-up Period.

The undersigned agrees that the foregoing restrictions preclude the undersigned from engaging in any hedging or other transaction which is designed to, or which reasonably could be expected to lead to or result in a sale or disposition of any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, even if any such securities would be disposed of by someone other than the undersigned.

The Lock-Up Period will commence on the date of this Lock-Up Agreement (this “Lock-Up Agreement”) and continue and include the date ninety (90) days after the date of the final prospectus used to sell the Common Stock in the Offering pursuant to the Underwriting Agreement.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities (i) as a bona fide gift or gifts, including as a charitable donation, (ii) to any trust, or other entity formed for estate planning purposes, for the direct or indirect benefit of the undersigned or the immediate family (as defined below) of the undersigned, (iii) to a corporation, partnership, limited liability company, investment fund or other entity that controls or is controlled by, or is under common control with, the undersigned, or is wholly-owned by the undersigned and/or by members of the undersigned’s immediate family, or, in each case, of a direct or indirect parent of the undersigned, (iv) as distributions of shares of Common Stock or any security convertible into or exercisable for Common Stock to limited or general partners, limited liability company members or stockholders of the undersigned, (v) if the undersigned is a trust, transfers to the beneficiary of such trust, (vi) transfers by testate succession or intestate succession, (vii) transfers of shares of Common Stock or any security convertible into Common Stock to the Company in connection with the exercise of options, warrants or other rights to acquire Common Stock or any security convertible into or exercisable for Common Stock of the Company by way of net exercise and/or to cover withholding tax obligations in connection with such exercise pursuant to an employee benefit plan, option, warrant or other right disclosed in the prospectus for the Offering, provided that any such shares issued upon exercise of such option, warrant or other right shall be subject to the restrictions set forth herein, (viii) transfers of shares of Common Stock or any security convertible into Common Stock pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of a marriage or civil union, (ix) transfers of shares of Common Stock or any security convertible into Common Stock to the Company pursuant to agreements under which the Company has the option to repurchase such shares or a right of first refusal with respect to transfers of such shares upon termination of service of the undersigned or (x) pursuant to the Underwriting Agreement; provided, (A) in the case of clauses (i) through (vi) and clause (viii), that such transfer shall not involve a disposition for value and the transferee agrees in writing with the Representatives to be bound by the terms of this Lock-Up Agreement, and (B) in the case of clauses (i) through (ix), no filing by any party under Section 16(a) of the Exchange Act shall be required or shall be made voluntarily in connection with such transfer prior to the expiration of the Lock-Up Period, unless, with respect to clauses (vii), (viii) or (ix) , such filing is required and indicates in the footnotes thereto that the transfer is in respect of satisfaction of tax withholding requirements of the undersigned, is being made pursuant to a court order or settlement agreement or by operation of law, as applicable. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, the foregoing restrictions shall not apply to (i) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering, provided that no public announcement or filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (ii) the exercise of stock options granted pursuant to the Company’s equity incentive plans; provided that such restrictions shall apply to any of the Undersigned’s Securities issued upon such exercise or (iii) the establishment after the date hereof of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that (A) no sales of the Undersigned’s Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and (B) such Plan may only be established if to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such Plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Lock-up Period.

Further, this Lock-Up Agreement shall not restrict the transfer of the Undersigned’s Securities pursuant to a bona fide Change of Control (as defined below) of the Company that has been approved by the board of directors of the Company, provided that all of the Undersigned’s Securities that are not so transferred shall remain subject to the restrictions set forth in this Lock-Up Agreement, and provided further that it shall be a condition of such transfer that in the event that the Change of Control is not completed, the Undersigned’s Securities shall remain subject to the restrictions set forth in this Lock-Up Agreement. “Change of Control” means the consummation of any bona fide third-party tender offer, merger, consolidation or other similar transaction or series of related transactions, the result of which is that any “person” (as defined in Rule 13d-3 of the Exchange Act), or group of persons, other than the Company or its subsidiaries, becomes the beneficial owner (as defined in Rule 13d-3 and 13d-5 of the Exchange Act) of 50% or more of the total voting power of the voting capital stock of the Company (or the surviving entity).

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that upon request, the undersigned will execute any additional documents necessary to ensure the validity or enforcement of this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the undersigned shall be released from all obligations under this Lock-Up Agreement if (i) the Company notifies the Representatives that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock (or other securities) to be sold thereunder, or (iii) the Offering is not completed by August 31, 2021.

The undersigned understands that the Representatives are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

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Very truly yours,

Printed Name of Holder

Signature

Printed Name and Title of Person Signing
(if signing as custodian, trustee or on behalf of an entity)

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